UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 15, 2005, SIRVA, Inc. (“SIRVA”) entered into an employment agreement with Ann Harten, the Company’s Chief Information Officer.

The employment agreement provides that in the event SIRVA terminates Ms. Harten’s employment without cause, as defined in the employment agreement, SIRVA will pay to Ms. Harten severance pay in an amount equal to the sum of (i) twelve months of her then current base salary (less the amount, if any, paid or payable to Ms. Harten under the terms of any other severance plan, policy, or program maintained by SIRVA), (ii) the annual bonus under SIRVA’s Management Incentive Plan, if any, that would otherwise be payable to Ms. Harten for the year in which her employment is terminated (prorated for the number of full or partial months worked in such year), and (iii) the annual bonus under the Management Incentive Plan, if any, that Ms. Harten earned but not yet received for the year preceding the year in which her employment is terminated.

No severance benefits will be due under the employment agreement if Ms. Harten’s employment terminates in connection with a sale, merger or other corporate transaction, if Ms. Harten accepts an offer of employment or receives an offer of employment for a comparable position from the purchaser or SIRVA or an affiliate in connection with the transaction, or if she fails to execute a general release of claims in a form satisfactory to SIRVA.

The employment agreement provides that SIRVA may not amend, modify or revoke the severance benefits without Ms. Harten’s consent unless it gives Ms. Harten twelve months advance written notice of the amendment, modification or revocation of such severance benefits.  To be eligible for the severance benefits set forth in the employment agreement, Ms. Harten was required to execute SIRVA’s standard Confidentiality, Proprietary Rights & Non-Solicitation Agreement and must comply with the terms of such agreement.

On September 15, 2005, SIRVA also entered into an employment agreement with Timothy Callahan, its Senior Vice President–Global Sales.

The employment agreement provides that SIRVA will pay to Mr. Callahan severance pay in an amount equal to twelve months of his then current base salary (less the amount, if any, payable to Mr. Callahan under the terms of any other severance plan, policy, or program), if SIRVA terminates Mr. Callahan’s employment without cause, as defined in the employment agreement, and Mr. Callahan signs a general release of claims in a form satisfactory to SIRVA.

No severance benefits will be payable under the employment agreement with Mr. Callahan if his employment terminates in connection with a sale, merger or other corporate transaction and, due to Mr. Callahan’s receipt of an offer of comparable employment in connection with the transaction, he is not eligible for severance under any SIRVA severance plan, policy or program.

To be eligible for the severance benefits set forth in his employment agreement, Mr. Callahan was required to execute SIRVA’s standard Confidentiality, Proprietary Rights & Non-Solicitation Agreement and must comply with the terms of such agreement.

Copies of the employment agreements with Ms. Harten and Mr. Callahan are included herein as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 15, 2005, the Board of Directors (the “Board”) of SIRVA, Inc. (“SIRVA”) appointed Robert W. Nelson and John R. Miller as new independent members of the Board, effective December 1, 2005, and appointed current Board member Carl T. Stocker to the position of Vice Chairman of the Board of Directors and Lead Independent Director, effective immediately.  As Vice Chairman of the Board of Directors and Lead Independent Director, Mr. Stocker has special oversight authority over the newly-created positions of Senior Vice President–Restructuring and Chief Risk Officer, as well as Senior Vice President & Chief Accounting Officer and Chief Compliance Counsel.  In addition to these appointments, the Board also named each of Messrs. Nelson and Miller to serve on the Board’s audit committee, in each case effective January 1, 2006.

A copy of SIRVA’s press release, dated September 21, 2005, which announced these matters, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                Exhibits

10.1	Employment Agreement effective as of September 15, 2005 between SIRVA, Inc. and Ann Harten
10.2	Employment Agreement effective as of September 15, 2005 between SIRVA, Inc. and Timothy Callahan
99.1	Press release, dated September 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: September 21, 2005

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

10.1	Employment Agreement effective as of September 15, 2005 between SIRVA, Inc. and Ann Harten
10.2	Employment Agreement effective as of September 15, 2005 between SIRVA, Inc. and Timothy Callahan
99.1	Press release, dated September 21, 2005.